UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2013

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On July 3, 2013, Simpson Manufacturing Co., Inc. (the “Company”) concluded the terms of a separation agreement with Michael J. Herbert to be effective August 1, 2013. Mr. Herbert served the Company as its Chief Financial Officer from 2000 to 2009 and as its Vice President responsible for international operations since 2009.

The Company does not have a written employment contract with Mr. Herbert. The Company has agreed to pay Mr. Herbert $168,750 and to pay his group medical plan benefits for up to one year, in exchange for his covenants regarding employee non-solicitation, confidentiality and non-disparagement and his release. His 20,000 outstanding and unvested stock options and his 4,883 outstanding and unvested restricted stock units will become fully vested. In addition, the Company will make outplacement services available to Mr. Herbert for up to six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	July 9, 2013	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer